UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2010

EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Engineering Drive Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 263-9200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information

Item 2.02. Results of Operations and Financial Condition

EMS Technologies, Inc. (the “Company”) is furnishing an Investor Presentation as an exhibit to this Current Report on Form 8-K.  The Investor Presentation will be posted on the Company’s website and management expects to reference the Investor Presentation in meetings with investors from time-to-time.  The Investor Presentation contains information about the Company’s results of operations and financial conditions for prior periods. A copy of the Investor Presentation is attached hereto as Exhibit 99.1.

The Investor Presentation contains information regarding earnings before interest expense, income taxes, depreciation and amortization and excluding impairment loss related charges, stock-based compensation, acquisition-related items and acquisition-related foreign exchange adjustment (“Adjusted EBITDA”). The Company believes that this non-GAAP financial measure provides useful information to investors, lenders and financial analysts because (i) these measures are more comparable with the results for prior fiscal periods, and (ii) by excluding the potential volatility related to the timing and extent of non-operating activities, such as acquisitions or revisions of the estimated value of post-closing earn-outs, such results provide a useful means of evaluating the success of the Company’s ongoing operating activities.  Also, the Company uses this information, together with other appropriate metrics, to set goals for and measure the performance of its operating businesses, to determine management’s incentive compensation, and to assess the Company’s compliance with debt covenants. Management further considers Adjusted EBITDA an important indicator of operational strengths and performance of its businesses. EBITDA measures are used historically by investors, lenders and financial analysts to estimate the value of a company, to make informed investment decisions and evaluate performance. Management believes that Adjusted EBITDA facilitates comparisons of our results of operations with those of companies having different capital structures. In addition, a measure similar to Adjusted EBITDA is a component of our bank lending agreement, which requires certain levels of Adjusted EBITDA to be achieved by the Company. This information should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with GAAP. In addition, because EBITDA and adjustments to EBITDA are not determined consistently by all entities, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies. Reconciliations of our net earnings to Adjusted EBITDA for the periods presented in the Investor Presentation are included in the Appendix to the Investor Presentation.

The Investor Presentation includes forward-looking information, including the Company’s financial goals.  All forward-looking statements in the presentation are based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of EMS’ management.  We encourage you to carefully review the disclosures we make regarding the limitations inherent in forward-looking statements on page 2 of the Investor Presentation under the caption “Forward-Looking Statements” together with the detailed disclaimer regarding our financial goals included on page 24 of the Investor Presentation in the Appendix under the caption “Projections Disclaimer.”

Section 7 Regulation FD

Item 7.01 Regulation FD Disclosure

The information contained in Item 2.02 is incorporated herein by reference.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	The following exhibits are furnished as part of this Form 8-K.

	Exhibit No.	Description

	99.1	Investor Presentation as of December 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.

Date: December 13, 2010

By:  /s/ Gary B. Shell
Gary B. Shell
Senior Vice President,
Chief Financial Officer and Treasurer